UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                 EXCHANGE ACT OF 1934

Date of Report:                                                    June 8, 2000

                          Electro-Catheter Corporation
              ----------------------------------------------------
               (Exact name of Registrant as specified in Charter)

      New Jersey                       0-7578                    22-1733406
(State of Incorporation)         (Commission File             (IRS Employer ID
                                      Number)                      Number)

2100 Felver Court, Rahway, New Jersey                               07065
-------------------------------------------                         -----
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's Telephone Number
     Including Area Code:                                        732-382-5600

Item 5.           Other Events.

Sale of Assets

      On May 18, 2000, Electro-Catheter Corporation (the "Registrant"), a debtor-in-possession in bankruptcy, entered into an Asset Purchase and Sale Agreement with Merit Medical Systems, Inc. of South Jordan, Utah. Electro-Catheter Corporation sold all of its tangible and intangible personal property, including equipment, furniture, patents and other intellectual property, but specifically excluding its cash and cash equivalents, accounts receivable, real property, corporate status, corporate name, public corporate shell, shares of Angiosonics, Inc., leased equipment, rights of NJ Technology Tax Certificate Transfer Program, life insurance policy on Dr. Robert I. Bernstein, its avoidance actions under the Bankruptcy Code, any and all causes of action that accrued prior to May 18, 2000, and FDA 510k approval k854511 and related goods, which it sold to another party.

      The sale price was $625,000 in cash.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                                         ELECTRO-CATHETER CORPORATION

                                         By: /s/ Ervin Schoenblum
                                            ------------------------------------
                                             Ervin Schoenblum
                                             Acting President

Dated: June 8, 2000